Exhibit 99.2

CSX
CSX
How tomorrow moves

CSX QUARTERLY FINANCIAL REPORT

SECOND QUARTER 2011

CSX Announces Record Second Quarter Results

Year-Over-Year Highlights

•	Operating income improves 21 percent to $926 million

•	Operating ratio improves 190 basis points to 69.3 percent

•	Earnings per share increase 28 percent to $0.46

JACKSONVILLE, Fla., July 19, 2011 - CSX Corporation (NYSE: CSX) today announced second quarter net earnings of $506 million, or $0.46 per share, versus $414 million, or $0.36 per share, in the same period last year. This represents a 28 percent year-over-year improvement in earnings per share.

“As our markets continue to expand, CSX is delivering outstanding results for shareholders,” said Michael J. Ward, chairman, president and chief executive officer. “At the same time, we are taking a number of actions to position the operations for greater customer demand, now and over the long-term.”

Revenue in the quarter improved 13 percent from the prior year to $3.0 billion, with increases across all major markets - merchandise, intermodal and coal. Overall revenues were driven by volume growth, pricing that reflects the value of freight rail transportation, and recoveries that offset higher fuel prices.

The higher revenue, coupled with the company's focus on profitable growth, drove a 21 percent increase in operating income to a record $926 million, and an operating ratio of 69.3 percent, a 190 basis point improvement year-over-year.

As previously announced, CSX expects to make 2011 capital investments of $2.2 billion. That is consistent with its intentions to reinvest an average of 18 percent of its revenues into its business through 2015 to further enhance the capacity, quality and flexibility of its rail network. The company remains on target to achieve its current near- and long-term financial guidance, including a high-sixties operating ratio in 2011 and a 65 percent operating ratio by no later than 2015.

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900
Consolidated Financial Statements........p. 3	read in conjunction with the	Jacksonville, FL 32202	INVESTOR RELATIONS
Operating Statistics...............................p. 10	Company’s most recent	http://www.csx.com	David Baggs
Network Map.........................................p. 11	Annual Report on Form 10-K,		(904) 359-4812
	Quarterly Reports on Form		MEDIA
	10-Q, and any Current		Gary Sease
	Reports on Form 8-K.		(877) 835-5279

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission ("SEC").

CSX executives will conduct a quarterly earnings conference call with the investment community on July 20, 2011 at 8:30 a.m. Eastern Time. Investors, media and the public may listen to the conference call by dialing 1-888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 1-773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

CSX Corporation, based in Jacksonville, Fla., is one of the nation's leading transportation companies, providing rail, intermodal and rail-to-truck transload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states and the District of Columbia. CSX's network connects more than 240 short line and regional railroads and more than 70 ocean, river, and lake ports. More information about CSX Corporation and its subsidiaries is available at www.csx.com.

Forward-looking Statements
This press release and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management's plans, strategies and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "project," "estimate," "preliminary" and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.
Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company's success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.
Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.

CSX Corporation

CONSOLIDATED INCOME STATEMENTS (Unaudited)
(Dollars in millions, except per share amounts)

	Quarters Ended				Six Months Ended
	Jul. 1, 2011	Jun. 25, 2010	$ Change	% Change	Jul. 1, 2011	Jun. 25, 2010	$ Change	% Change

Revenue	$3,019	$2,663	$356	13%	$5,829	$5,154	$675	13%
Expense
Labor and Fringe	764	721	(43)	(6)	1,529	1,450	(79)	(5)
Materials, Supplies and Other(a)	557	551	(6)	(1)	1,087	1,070	(17)	(2)
Fuel	431	304	(127)	(42)	833	587	(246)	(42)
Depreciation	246	230	(16)	(7)	489	458	(31)	(7)
Equipment and Other Rents	95	89	(6)	(7)	192	189	(3)	(2)
Total Expense	2,093	1,895	(198)	(10)	4,130	3,754	(376)	(10)

Operating Income	926	768	158	21	1,699	1,400	299	21

Interest Expense	(134)	(135)	1	1	(274)	(277)	3	1
Other Income - Net(b)	—	9	(9)	(100)	5	20	(15)	(75)
Earnings Before Income Taxes	792	642	150	23	1,430	1,143	287	25

Income Tax Expense(c)	(286)	(228)	(58)	(25)	(529)	(424)	(105)	(25)
Net Earnings	$506	$414	$92	22%	$901	$719	$182	25%

Operating Ratio	69.3%	71.2%			70.9%	72.8%

Per Common Share
Net Earnings Per Share, Assuming Dilution	$0.46	$0.36	$0.10	28%	$0.81	$0.61	$0.20	33%

Average Shares Outstanding, Assuming Dilution (Millions)	1,109	1,159			1,112	1,171

Cash Dividends Paid Per Common Share	$0.12	$0.08			$0.21	$0.16

All share and per share data were retroactively restated to reflect the stock split which was effective May 31, 2011.

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)

	(Unaudited)
	Jul. 1, 2011	Dec. 31, 2010
ASSETS

Cash, Cash Equivalents and Short-term Investments	$1,295	$1,346
Other Current Assets	1,672	1,509
Properties - Net	24,202	23,799
Investment in Affiliates and Other Companies	1,158	1,134
Other Long-term Assets	378	353
Total Assets	$28,705	$28,141

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Maturities of Long-term Debt	$494	$613
Other Current Liabilities	1,991	1,924
Long-term Debt	8,186	8,051
Deferred Income Taxes	7,340	7,053
Other Long-term Liabilities	1,753	1,800
Total Liabilities	19,764	19,441

Total Shareholders' Equity	8,941	8,700
Total Liabilities and Shareholders' Equity	$28,705	$28,141

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (Unaudited)
(Dollars in millions)

	Six Months Ended
	Jul. 1, 2011	Jun. 25, 2010
OPERATING ACTIVITIES
Net Earnings	$901	$719
Depreciation	489	458
Deferred Income Taxes	280	79
Other-Net(d)	(83)	166
Net Cash Provided by Operating Activities	1,587	1,422

INVESTING ACTIVITIES
Property Additions	(947)	(687)
Other Investing Activities	16	68
Net Cash Used in Investing Activities	(931)	(619)

FINANCING ACTIVITIES
Long-term Debt Issued	600	—
Long-term Debt Repaid	(570)	(71)
Dividends Paid	(228)	(184)
Shares Repurchased	(528)	(823)
Other Financing Activities - Net(e)	30	(121)
Net Cash Used in Financing Activities	(696)	(1,199)

Net Decrease in Cash and Cash Equivalents	(40)	(396)

CASH AND CASH EQUIVALENTS
Cash and Cash Equivalents at Beginning of Period	1,292	1,029
Cash and Cash Equivalents at End of Period	$1,252	$633

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

a)
Materials, Supplies and Other: During the second quarter of 2010, the Company closed an operating property transaction with the Commonwealth of Massachusetts. The Company received $50 million of cash related to this transaction and recorded a net book loss of $30 million pre-tax or $0.02 per share. This property is a former Conrail acquired property. This loss is reflected in Materials, Supplies and Other.

b)	Other Income - Net: Other income - net consisted of the following:

	Quarters Ended			Six Months Ended
(Dollars in millions)	Jul. 1, 2011	Jun. 25, 2010	$ Change	Jul. 1, 2011	Jun. 25, 2010	$ Change
Interest Income	$1	$2	$(1)	$2	$3	$(1)
Income from Real Estate Operations	5	8	(3)	8	15	(7)
Miscellaneous Income (Expense)	(6)	(1)	(5)	(5)	2	(7)
Total Other Income - Net	$—	$9	$(9)	$5	$20	$(15)

c)
Income Tax Expense: Income tax expense increased $58 million to $286 million due to higher earnings. In addition, both years had a net favorable income tax benefit of approximately $14 million, or $0.01 per share. In 2011, this benefit was a result of several state legislative changes. In 2010, the benefit was attributable to the resolution of prior years' federal income tax audits.

d)
Other Operating Activities - Net:  In 2011, the decrease in other operating activities was primarily driven by higher accounts receivable related to higher revenue as well as larger incentive compensation payouts.

e)
Other Financing Activities - Net:  In 2010, other financing activities included $141 million paid as cash consideration to exchange higher interest rate debt for lower interest rate debt which did not repeat in 2011.

CSX Corporation

VOLUME AND REVENUE (Unaudited)
Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)

Quarters Ended July 1, 2011 and June 25, 2010

	Volume			Revenue			Revenue Per Unit
	2011	2010	% Change	2011	2010	% Change	2011	2010	% Change
Agricultural
Agricultural Products	109	107	2%	$273	$255	7%	$2,505	$2,383	5%
Phosphates and Fertilizers	80	80	—	119	109	9	1,488	1,363	9
Food and Consumer	27	25	8	70	59	19	2,593	2,360	10
Industrial
Chemicals	119	116	3	413	372	11	3,471	3,207	8
Automotive	87	88	(1)	226	204	11	2,598	2,318	12
Metals	68	65	5	158	140	13	2,324	2,154	8
Housing and Construction
Emerging Markets	117	113	4	179	167	7	1,530	1,478	4
Forest Products	70	65	8	174	150	16	2,486	2,308	8
Total Merchandise	677	659	3	1,612	1,456	11	2,381	2,209	8

Coal	388	401	(3)	958	835	15	2,469	2,082	19

Intermodal	581	538	8	376	304	24	647	565	15

Other	—	—	—	73	68	7	—	—	—

Total	1,646	1,598	3%	$3,019	$2,663	13%	$1,834	$1,666	10%

Six Months Ended July 1, 2011 and June 25, 2010

	Volume			Revenue			Revenue Per Unit
	2011	2010	% Change	2011	2010	% Change	2011	2010	% Change
Agricultural
Agricultural Products	218	221	(1)%	$533	$522	2%	$2,445	$2,362	4%
Phosphates and Fertilizers	163	159	3	255	232	10	1,564	1,459	7
Food and Consumer	52	50	4	133	118	13	2,558	2,360	8
Industrial
Chemicals	236	228	4	807	723	12	3,419	3,171	8
Automotive	176	162	9	445	374	19	2,528	2,309	10
Metals	135	126	7	306	268	14	2,267	2,127	7
Housing and Construction
Emerging Markets	212	198	7	324	297	9	1,528	1,500	2
Forest Products	139	128	9	335	290	16	2,410	2,266	6
Total Merchandise	1,331	1,272	5	3,138	2,824	11	2,358	2,220	6

Coal	773	774	—	1,837	1,571	17	2,376	2,030	17

Intermodal	1,134	1,038	9	708	623	14	624	600	4

Other	—	—	—	146	136	7	—	—	—

Total	3,238	3,084	5%	$5,829	$5,154	13%	$1,800	$1,671	8%

CSX Corporation

VOLUME AND REVENUE

The Company achieved year-over-year volume and revenue growth as demand for rail service increased with the improving performance of the markets CSX serves. Volume was higher in most markets with the greatest volume increases in intermodal, forest products, food & consumer and metals. Overall coal volume decreased due to weakness in utility coal partially offset by strong export demand. Ongoing emphasis on pricing above rail inflation, along with higher fuel recovery associated with the increase in fuel prices drove revenue-per-unit increases in all markets.

Merchandise

Agricultural

Agricultural Products - Volume increased primarily due to more shipments of soybeans from the Midwest into the Southeast.

Phosphates and Fertilizers - Overall volume was flat, however, shipments of fertilizers grew as farmers domestically and abroad used more fertilizer to improve crop yields and replenished inventories. These increases were offset by reduced shipments of phosphate rock due to supply shortages.

Food and Consumer - Volume improved with increased consumer demand for alcoholic beverages. In addition, beer imports also improved with suppliers building inventory to meet expected demand.

Industrial

Chemicals - Growth occurred across most chemicals markets reflecting improvement in demand for intermediate products used in manufacturing consumer goods and automobiles. These products are key inputs in the production of both durable and nondurable goods as well as packaging.

Automotive - Automotive volume declined slightly as Japanese auto manufacturers producing cars in the U.S. were impacted by a lack of parts from suppliers affected by the disaster in Japan. This decrease was partially offset by increased production from the Big Three domestic automakers.

Metals - Volume growth was driven by continued increased shipments of sheet steel for domestic auto production and increased scrap shipments due to strong export demand and higher domestic steel production.

Housing and Construction

Emerging Markets - Volume increased due to improved shipments of cement, aggregates (which include crushed stone, sand and gravel) and waste as a result of overall growth in these markets.

Forest Products - Volume increased despite the weakness in housing-related markets with strength in shipments of pulp board and paper used in packaging for consumer products.

Coal

Shipments of utility coal declined as natural gas prices remained low and utility stockpiles were at or slightly above normal levels. This decrease was partially offset by higher export shipments due to greater demand for U.S. coal in Europe, Asia and South America. The increase in revenue per unit reflects improved yield, fuel recovery and positive mix.

Intermodal

Strength in volume was primarily driven by the improving domestic and international markets CSX serves and new international gains as a result of the intermodal portfolio of service and network offerings. The increase in revenue per unit was driven by yield improvement and higher fuel recovery due to rising fuel prices.

CSX Corporation

EXPENSE

Expenses increased $198 million from last year's second quarter. Variances are described below.

Labor and Fringe expense increased $43 million due to the following:

•	Inflation-related expenses were $27 million higher during the quarter.

•	Volume-related, new employee training and other expenses were $16 million higher during the quarter.

Materials, Supplies and Other expense increased $6 million due to the following:

•	Volume-related (including increased expenses at coal piers and intermodal terminals), inflation and other expenses were collectively $36 million higher during the quarter.

•	Offsetting these increases was a prior year net book loss on the sale of an operating property of $30 million.

Fuel expense increased $127 million primarily due to a 39% increase in average price per gallon as well as higher volume. (See Fuel Statistics table below.)

Depreciation increased $16 million primarily due to a higher asset base.

Equipment and Other Rents increased $6 million primarily related to volume growth.

FUEL STATISTICS

	Quarters Ended			Six Months Ended
	Jul. 1, 2011	Jun. 25, 2010	Change	Jul. 1, 2011	Jun. 25, 2010	Change
Estimated Locomotive Fuel Consumption (Millions of gallons)	123.8	119.6	(4.2)	251.7	240.5	(11.2)
Price per Gallon (Dollars)	$3.21	$2.31	$(0.90)	$3.03	$2.21	$(0.82)
Total Locomotive Fuel Expense (Dollars in millions)	$397	$277	$(120)	$764	$532	$(232)
Total Non-Locomotive Fuel Expense (Dollars in millions)	34	27	(7)	69	55	(14)
Total Fuel Expense (Dollars in millions)	$431	$304	$(127)	$833	$587	$(246)

EMPLOYEE COUNTS (Estimated)

	2011	2010	Change
April	30,659	30,002	657
May	31,093	29,904	1,189
June	31,189	30,250	939

Average	30,980	30,052	928

CSX Corporation

OPERATING STATISTICS (Estimated)

	Quarters Ended			Six Months Ended
	Jul. 1, 2011	Jun. 25, 2010	Improvement (Decline) %	Jul. 1, 2011	Jun. 25, 2010	Improvement (Decline) %
Coal (Millions of Tons)
Domestic
Utility	26.8	30.5	(12)%	54.9	60.3	(9)%
Other	4.0	3.9	3	6.5	6.5	—
Total Domestic	30.8	34.4	(10)	61.4	66.8	(8)
Export	10.4	8.0	30	21.1	15.3	38
Coke and Iron Ore	2.0	2.1	(5)	3.5	3.7	(5)
Total Coal	43.2	44.5	(3)%	86.0	85.8	—%

Revenue Ton-Miles (Billions)
Merchandise	33.5	32.3	4%	66.1	63.7	4%
Coal	19.0	20.3	(6)	38.4	39.5	(3)
Intermodal	5.7	5.2	10	10.9	9.6	14
Total	58.2	57.8	1%	115.4	112.8	2%

Gross Ton-Miles (Billions)
Total Gross Ton-Miles	106.3	105.0	1%	210.8	204.7	3%
(Excludes locomotive gross ton-miles)

Safety and Service Measurements
FRA Personal Injury Frequency Index	0.89	1.14	22%	0.83	0.99	16%
(Number of FRA-reportable train accidents per million train miles)
FRA Train Accident Rate	2.37	2.83	16%	2.57	3.07	16%
(Number of FRA-reportable train accidents per million train miles)

On-Time Train Originations	68%	78%	(13)%	67%	74%	(9)%
On-Time Destination Arrivals	56%	71%	(21)%	57%	69%	(17)%

Dwell (Hours)	26.0	23.7	(10)%	26.3	24.8	(6)%
Cars-On-Line	208,572	210,106	1%	210,484	212,463	1%

Train Velocity (Miles per hour)	19.8	20.9	(5)%	20.1	20.9	(4)%

Resources			Increase (Decrease) %
Route Miles	21,046	21,123	—%
Locomotives (Owned and long-term leased)	4,073	4,067	—%
Freight Cars (Owned and long-term leased)	77,599	80,471	(4)%

CSX Rail Network

Syracuse
Selkirk
Buffalo
Detroit
Stanley
Walbridge
Chicago
Cleveland
Willard
Greenwich
Cumberland
Columbus
Curtis Bay
Locust Point
Avon
Cincinnati
Russell
Richmond
Evansville
Louisville
Erwin
Rocky Mount
Nashville
Hamlet
Florence
Atlanta
Birmingham
Charleston
Montgomery
E. Savannah
Waycross
Mobile
Jacksonville
New Orleans
Tampa
Major Terminals
Coal Network
I-90 Corridor
I-95 Corridor
Southeastern Corridor
CSX Rail Network